UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

CATERPILLAR INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-768 (Commission File Number)	37-0602744 (I.R.S Employer Identification No.)

510 Lake Cook Road, Suite 100, Deerfield, Illinois (Address of principal executive offices)	60015 (Zip Code)

Registrant’s telephone number, including area code: (224) 551-4000

Former name or former address, if changed since last report: N/A

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
9 3/8% Debentures due March 15, 2021	CAT21	The New York Stock Exchange
8% Debentures due February 15, 2023	CAT23	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.	Other Events.

On April 6, 2020, Caterpillar Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and SG Americas Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale of $800 million aggregate principal amount of the Company’s 2.600% Senior Notes due 2030 (the “2030 Notes”) and $1.2 billion aggregate principal amount of the Company’s 3.250% Senior Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Notes”) under the Company’s effective shelf registration statement on Form S-3 (File No. 333-228108) (the “Registration Statement”). The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary closing conditions, indemnification rights and termination provisions.

The sale of the Notes closed on April 9, 2020. The Notes are unsecured obligations of the Company and rank equally with all of the Company’s other unsecured senior indebtedness. The Company intends to use the net proceeds of the sale of the Notes for general corporate purposes, which may include the repayment or redemption of indebtedness.

The Notes were issued pursuant to the Indenture, dated as of May 1, 1987 (as amended and supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee. The Notes were issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and (i) in the case of the 2030 Notes, will bear interest at the rate of 2.600% per year and will mature on April 9, 2030 and (ii) in the case of the 2050 Notes, will bear interest at the rate of 3.250% per year and will mature on April 9, 2050. Interest on the Notes will be payable on April 9 and October 9 of each year, commencing on October 9, 2020, to the persons in whose names such Notes are registered on the fifteenth calendar day immediately preceding the relevant interest payment date (whether or not a business day). The amount of interest payable on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Company may, at its option, redeem either series of Notes, at any time in whole or from time to time in part, at the redemption prices set forth in the 2030 Notes and the 2050 Notes.

The foregoing descriptions of the Underwriting Agreement and the Notes are qualified in their entirety by reference to the complete terms and conditions of the Underwriting Agreement and the forms of the 2030 Notes and the 2050 Notes, which are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms and conditions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, and were solely for the benefit of the parties to the Underwriting Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement: (i) the Underwriting Agreement, (ii) the Form of 2.600% Senior Notes due 2030, (iii) the Form of 3.250% Senior Notes due 2050 and (iv) the legal opinion of Jennifer K. Schott, Deputy General Counsel and Assistant Corporate Secretary to the Company, and related consent.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of April 6, 2020, by and among Caterpillar Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and SG Americas Securities LLC, as representatives of the several Underwriters named therein
4.1	Form of 2.600% Senior Note due 2030
4.2	Form of 3.250% Senior Note due 2050
5.1	Opinion of Jennifer K. Schott, Deputy General Counsel and Assistant Corporate Secretary, relating to the legality of the Notes
23.1	Consent of Jennifer K. Schott, Deputy General Counsel and Assistant Corporate Secretary of the Company (included in Exhibit 5.1)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATERPILLAR INC.

April 9, 2020	By:	/s/ Suzette M. Long
Suzette M. Long Chief Legal Officer, General Counsel & Corporate Secretary